As filed with the Securities and Exchange Commission on October 6, 2025
Registration No. 333-271553

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

T-Mobile US, Inc.
T-Mobile USA, Inc.
(Exact name of registrant as specified in its charter)

Delaware Delaware	20-0836269 91-1983600
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Additional Registrants
(See Table of Additional Registrants on next page)

12920 SE 38th Street
Bellevue, Washington 98006
(425) 378-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark W. Nelson
Executive Vice President and General Counsel
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
(425) 378-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Daniel J. Bursky
Mark Hayek
John Lawrence
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
☐

TABLE OF ADDITIONAL REGISTRANTS

In addition to T-Mobile US, Inc., the following direct or indirect subsidiaries of T-Mobile USA, Inc. may be guarantors of debt securities issued by T-Mobile USA, Inc. and are Co-Registrants:

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
ADstruc, LLC	Delaware	27-3291011
APC Realty and Equipment Company, LLC	Delaware	52-2013278
Assurance Wireless USA, L.P.	Delaware	94-3410099
ATI Sub, LLC	Delaware	26-2670017
Blis USA, Inc.	Delaware	81-2163985
Breeze Acquisition Sub LLC	Delaware	33-3728363
Clearwire Communications LLC	Delaware	26-3783012
Clearwire Legacy LLC	Delaware	26-3791581
Clearwire Spectrum Holdings II LLC	Nevada	38-4054757
Clearwire Spectrum Holdings III LLC	Nevada	37-1875879
Clearwire Spectrum Holdings LLC	Nevada	38-4054751
Fixed Wireless Holdings, LLC	Delaware	75-3120884
Lab465, LLC	Delaware	61-1773180
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
Mint Mobile, LLC	Delaware	84-2466109
Mint Mobile Incentive Company, LLC	Delaware	84-4727108
Nextel Systems, LLC	Delaware	54-1878330
Nextel West Corp.	Delaware	84-1116272
NSAC, LLC	Delaware	54-1879079
Octopus Interactive Inc.	Delaware	46-5066694
Play Octopus LLC	Delaware	82-4700125
PRWireless PR, LLC	Delaware	20-5942061
PushSpring, LLC	Delaware	46-2545203
Sprint Capital Corporation	Delaware	48-1132866
Sprint Communications LLC	Delaware	48-0457967
Sprint LLC	Delaware	46-1170005
Sprint Solutions LLC	Delaware	47-0882463
Sprint Spectrum LLC	Delaware	48-1165245
Sprint Spectrum Realty Company, LLC	Delaware	43-1746021
SprintCom LLC	Kansas	48-1187511
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Innovations LLC	Delaware	37-2001657
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile MW LLC	Delaware	33-4885222
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631

T-Mobile Resources LLC	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile West LLC	Delaware	36-4027581
TDI Acquisition Sub, LLC	Delaware	26-2671363
TMUS International LLC	Delaware	91-2116909
USCC Services, LLC	Delaware	36-4046814
UVNV, LLC	Delaware	45-4829750
Vistar Media Global Partners, LLC	New York	33-4018758
Vistar Media Inc.	Delaware	45-2857556
VMU GP, LLC	Delaware	Not applicable
WBSY Licensing, LLC	Delaware	36-4046585

(1)	The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 to the registration statement on Form S-3 (Registration No. 333-271553) initially filed by T-Mobile US, Inc. and T-Mobile USA, Inc. (“T-Mobile USA”) on May 1, 2023 with the Securities and Exchange Commission and as amended by Amendment No. 1 thereto filed on September 11, 2023 with the Securities and Exchange Commission, Amendment No. 2 thereto filed on September 23, 2024 with the Securities and Exchange Commission, Amendment No. 3 thereto filed on February 4, 2025 with the Securities and Exchange Commission and Amendment No. 4 thereto filed on March 24, 2025 with the Securities and Exchange Commission (as so amended, the “Registration Statement”) is filed (i) to add each of Lab465, LLC, Octopus Interactive Inc., Play Octopus LLC and USCC Services, LLC (collectively, the “New Guarantors”) as subsidiary guarantors of debt securities of T-Mobile USA and co-registrants under the Registration Statement, (ii) to register the New Guarantors’ guarantees of the debt securities covered by the Registration Statement, (iii) to reflect the name change of TVN Ventures LLC to T-Mobile MW LLC, (iv) to remove each of Assurance Wireless of South Carolina, LLC and IBSV LLC as subsidiary guarantors of debt securities of T-Mobile USA and co-registrants under the Registration Statement, (v) to update the Table of Additional Registrants (and to remove all other entities previously included therein from the Registration Statement as amended hereby) and (vi) to include additional exhibits to the Registration Statement under Item 16 of Part II thereof.

No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement.  Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Trustee Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
NASDAQ and Other Listing Fees		**
Miscellaneous		**
Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Delaware Corporations

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of a corporation may and, in some cases, must be indemnified by the corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, he had no reasonable cause to believe his conduct was unlawful.  This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Delaware Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

Kansas Limited Liability Companies

Section 17-7670 of the Kansas Revised Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  To the extent that a present or former member, manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise as a plaintiff in an action to determine that the plaintiff is a member of a limited liability company or in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member, manager, officer, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or in defense of any claim, issue or matter therein, such member, manager, officer, employee or agent shall be indemnified by the limited liability company against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

Nevada Limited Liability Companies

Sections 86.411 and 86.421 of the Nevada Limited-Liability Companies law permit indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Indemnification may not be made for any claim as to which such a person has been adjudged to be liable to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  Nevada Limited-Liability Companies law allows a company to purchase or maintain insurance for members, managers, employees, and agents of the company.

New York Limited Liability Companies

Section 420 of the New York Limited Liability Company Law provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member or manager or other person from and against any and all claims and demands whatsoever. However, no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes that (i) such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

General

The certificates of incorporation of T-Mobile US, Inc. (“T-Mobile”) and T-Mobile USA, Inc. (“T-Mobile USA”) each provide for indemnification, to the fullest extent permitted by the DGCL, to any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of T-Mobile or T-Mobile USA, respectively, or is or was serving at the request of T-Mobile or T-Mobile USA, respectively, as a director, officer, or agent of another corporation, limited liability company, or other enterprise, against expenses (including attorneys’ fees), judgments, liabilities, losses, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding.  Each of T-Mobile and T-Mobile USA applies the provisions of its certificate of incorporation to indemnification of directors and officers of its wholly-owned subsidiaries, including the co-registrants.  In addition, the organizational documents governing certain of the co-registrants generally provide directors, managers and officers with similar rights to indemnification to the fullest extent permitted by law.

The Fifth Amended and Restated Certificate of Incorporation of T-Mobile provides that no director is liable to T-Mobile or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

T-Mobile has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance.  Any underwriting agreement may provide for indemnification by the underwriters of the issuer(s), any guarantors and their officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document
1.1*	Form of Underwriting or Purchase Agreement.
2.1
Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V. and SoftBank Group Corp. (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 30, 2018).

2.2
Amendment No. 1, dated as of July 26, 2019, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp. (incorporated by reference to Exhibit 2.2 to T-Mobile’s Current Report on Form 8-K filed with the SEC on July 26, 2019).

2.3
Amendment No. 2, dated as of February 20, 2020, to the Business Combination Agreement, dated as of April 29, 2018, by and among T-Mobile US, Inc., Huron Merger Sub LLC, Superior Merger Sub Corporation, Sprint Corporation, Starburst I, Inc., Galaxy Investment Holdings, Inc., and for the limited purposes set forth therein, Deutsche Telekom AG, Deutsche Telekom Holding B.V., and SoftBank Group Corp., as amended (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on February 20, 2020).

2.4**
Membership Interest Purchase Agreement, dated as of September 6, 2022, by and among Sprint LLC, Sprint Communications LLC, and Cogent Infrastructure, Inc. (incorporated by reference to Exhibit 2.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on September 7, 2022).

4.1	Fifth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 1, 2020).
4.2	Seventh Amended and Restated Bylaws of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.2 to T-Mobile’s Current Report on Form 8-K filed with the SEC on April 1, 2020).
4.3
Proxy, Lock-Up and ROFR Agreement, dated as of April 1, 2020, by and between Deutsche Telekom AG and SoftBank Group Corp. (incorporated by reference to Exhibit 6 to the Schedule 13D with respect to T-Mobile filed with the SEC on April 2, 2020).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 99.3 to Amendment No. 1 to T-Mobile’s Form 8-A filed with the SEC on May 2, 2013).
4.5
Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020, by and among Deutsche Telekom AG, SoftBank Group Corp. and T-Mobile US, Inc. (incorporated by reference to Exhibit 4.2 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on June 22, 2020).

4.6
Indenture, dated as of September 15, 2022, by and among T-Mobile USA, Inc., the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on September 15, 2022).

4.7
Eighteenth Supplemental Indenture, dated as of May 21, 2024, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.6 to T-Mobile’s Quarterly Report on Form 10-Q filed with the SEC on July 31, 2024).

4.8***
Twenty-Fifth Supplemental Indenture, dated as of March 10, 2025, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.8 to Amendment No. 4 to T-Mobile’s Registration Statement on Form S-3 filed with the SEC on March 24, 2025).

4.9†	Thirty-Third Supplemental Indenture, dated as of August 11, 2025, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.
4.10*	Specimen Preferred Stock Certificate.
4.11*	Form of Warrant Agreement.
4.12*	Form of Rights Certificate.
4.13*	Form of Rights Agreement.
4.14*	Form of Deposit Agreement.
4.15*	Form of Purchase Agreement.
4.16*	Form of Unit Agreement.
5.1***
Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP (incorporated by reference to Exhibit 5.1 to T-Mobile’s Registration Statement on Form S-3, File No. 333-271553, filed with the SEC on May 1, 2023).

5.2***
Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP (incorporated by reference to Exhibit 5.2 to Amendment No.  2 to T-Mobile’s Registration Statement on Form S-3, File No. 333-271553, filed with the SEC on September 23, 2024).

5.3***
Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP (incorporated by reference to Exhibit 5.3 to Amendment No.  4 to T-Mobile’s Registration Statement on Form S-3, File No. 333-271553, filed with the SEC on March 24, 2025).

5.4†	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
5.5***	Opinion of Polsinelli PC (incorporated by reference to Exhibit 5.2 to T-Mobile’s Registration Statement on Form S-3, File No. 333-271553, filed with the SEC on May 1, 2023).
22.1†	List of Guarantor Subsidiaries.
23.1***	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.2***	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.2).
23.3***	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.3).
23.4†	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.4).
23.5***	Consent of Polsinelli PC (included in Exhibit 5.5).
23.6†	Consent of Deloitte & Touche LLP.
24.1***	Powers of Attorney (incorporated by reference to signature pages to T-Mobile’s Registration Statement on Form S-3, File No. 333-271553, filed with the SEC on May 1, 2023).
24.2***	Powers of Attorney (incorporated by reference to signature pages to Amendment No. 2 to T-Mobile’s Registration Statement on Form S-3, File No. 333-271553, filed with the SEC on September 23, 2024).

24.3***	Powers of Attorney (incorporated by reference to signature pages to Amendment No. 4 to T-Mobile’s Registration Statement on Form S-3, File No. 333-271553, filed with the SEC on March 24, 2025).
24.4†	Powers of Attorney (included on the signature pages hereof).
25.1†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture dated as of September 15, 2022.
107.1†	Filing Fee Table.

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**
In accordance with Item 601(a)(5) of Regulation S-K, certain schedules (or similar attachments) to this exhibit have been omitted from this filing. The registrant will provide a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

***	Previously filed as an exhibit to the Registration Statement.
†	Filed herewith.

The registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any long-term debt instruments that have been omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

T-MOBILE US, INC.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer) and Director	October 6, 2025
G. Michael Sievert
/s/ Peter Osvaldik	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 6, 2025
Peter Osvaldik

* By:	/s/ Peter Osvaldik
Peter Osvaldik
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting and Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

*	Chairman of the Board of Directors	October 6, 2025
Timotheus Höttges

*	Director	October 6, 2025
Marcelo Claure

*	Director	October 6, 2025
Srikant M. Datar

*	Director	October 6, 2025
Christian P. Illek

*	Director	October 6, 2025
Raphael Kübler

*	Director	October 6, 2025
Thorsten Langheim

*	Director	October 6, 2025
Dominique Leroy

*	Director	October 6, 2025
Letitia A. Long

*	Director	October 6, 2025
Teresa A. Taylor

* By:	/s/ Peter Osvaldik
Peter Osvaldik
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Director	October 6, 2025
Thomas Dannenfeldt

	Director	October 6, 2025
James J. Kavanaugh

	Director	October 6, 2025
Abdurazak Mudesir

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

T-MOBILE USA, INC.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President & Chief Executive Officer (Principal Executive Officer)	October 6, 2025
G. Michael Sievert
/s/ Peter Osvaldik	Executive Vice President & Chief Financial Officer (Principal Financial Officer) and Director	October 6, 2025
Peter Osvaldik

*	Director	October 6, 2025
Christopher M. Miller

* By:	/s/ Peter Osvaldik
Peter Osvaldik
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

ATI SUB, LLC CLEARWIRE LEGACY LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	October 6, 2025
Peter Osvaldik

/s/ Peter Osvaldik	President of Clearwire Communications LLC, the Registrant’s Member	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

CLEARWIRE SPECTRUM HOLDINGS LLC CLEARWIRE SPECTRUM HOLDINGS II LLC FIXED WIRELESS HOLDINGS, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	October 6, 2025
Peter Osvaldik

/s/ Peter Osvaldik	President of Clearwire Legacy LLC, the Registrant’s Member	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

ADSTRUC, LLC
APC REALTY AND EQUIPMENT COMPANY, LLC
BREEZE ACQUISITION SUB LLC
MINT MOBILE, LLC
MINT MOBILE INCENTIVE COMPANY, LLC
NSAC, LLC
PUSHSPRING, LLC
SPRINT COMMUNICATIONS LLC
SPRINT SOLUTIONS LLC
T-MOBILE INNOVATIONS LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC
UVNV, LLC
VISTAR MEDIA GLOBAL PARTNERS, LLC
WBSY LICENSING, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Manager	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

PLAY OCTOPUS LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Manager	October 6, 2025
Peter Osvaldik

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

LAB465, LLC
T-MOBILE MW LLC
USCC SERVICES, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Manager	October 6, 2025
Peter Osvaldik

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

/s/ Christopher M. Miller	Manager	October 6, 2025
Christopher M. Miller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

CLEARWIRE SPECTRUM HOLDINGS III LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	October 6, 2025
Peter Osvaldik

/s/ Peter Osvaldik	President of Nextel West Corp., the Registrant’s Member	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

BLIS USA, INC.
NEXTEL WEST CORP.
SPRINT CAPITAL CORPORATION
VISTAR MEDIA INC.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Director	October 6, 2025
Peter Osvaldik

*	Director	October 6, 2025
Christopher M. Miller

* By:	/s/ Peter Osvaldik
Peter Osvaldik
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

OCTOPUS INTERACTIVE INC.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Director	October 6, 2025
Peter Osvaldik

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

/s/ Christopher M. Miller	Director	October 6, 2025
Christopher M. Miller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President & Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President & Treasurer (Principal Executive Officer and Principal Financial Officer) and Manager	October 6, 2025
Peter Osvaldik

*	Manager	October 6, 2025
Christopher M. Miller

* By:	/s/ Peter Osvaldik
Peter Osvaldik
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Controller (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

CLEARWIRE COMMUNICATIONS LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	October 6, 2025
Peter Osvaldik

/s/ Peter Osvaldik	President of Sprint Communications LLC, the Registrant’s Member	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

SPRINTCOM LLC SPRINT SPECTRUM LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President & Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President & Treasurer (Principal Executive Officer and Principal Financial Officer) and Manager	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Controller (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

NEXTEL SYSTEMS, LLC
VMU GP, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	October 6, 2025
Peter Osvaldik

/s/ Peter Osvaldik	President & Treasurer of SprintCom LLC, the Registrant’s Member	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

ASSURANCE WIRELESS USA, L.P.

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	October 6, 2025
Peter Osvaldik

/s/ Peter Osvaldik	President of VMU GP, LLC, the Registrant’s General Partner	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer) and Manager	October 6, 2025
Peter Osvaldik

*	Manager	October 6, 2025
Christopher M. Miller

* By:	/s/ Peter Osvaldik
Peter Osvaldik
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

PRWIRELESS PR, LLC
T-MOBILE CENTRAL LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	October 6, 2025
Peter Osvaldik

/s/ Peter Osvaldik	Executive Vice President & Chief Financial Officer of T-Mobile USA, Inc., the Registrant’s Member	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

SPRINT LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: Executive Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	President & Chief Executive Officer (Principal Executive Officer)	October 6, 2025
G. Michael Sievert

/s/ Peter Osvaldik	Executive Vice President & Chief Financial Officer (Principal Financial Officer) and Manager	October 6, 2025
Peter Osvaldik

* By:	/s/ Peter Osvaldik
Peter Osvaldik
Attorney-in-Fact

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on October 6, 2025.

SPRINT SPECTRUM REALTY COMPANY, LLC
TDI ACQUISITION SUB, LLC

By:	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Peter Osvaldik	President (Principal Executive Officer and Principal Financial Officer)	October 6, 2025
Peter Osvaldik

/s/ Peter Osvaldik	President of T-Mobile License LLC, the Registrant’s Member	October 6, 2025
Peter Osvaldik

Each person whose signature appears below constitutes and appoints Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel J. Drobac	Vice President, Accounting & Chief Accounting Officer (Principal Accounting Officer)	October 6, 2025
Daniel J. Drobac